UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 23, 2012, Allied Tube & Conduit Corporation (“Allied Tube”), a wholly-owned subsidiary of Atkore International Holdings Inc. (“the Company”), completed its previously announced sale of assets to JMC Steel Group, Inc (“JMC Steel”). Pursuant to the terms and conditions of the Asset Purchase Agreement (“the APA”), dated as of March 6, 2012 between JMC Steel and Allied Tube, JMC Steel purchased and acquired from Allied Tube the real estate, building and improvements located at 600 Dean Sievers Place, Morrisville, Pennsylvania (the “Plant”) and certain equipment located at the Plant in exchange for $39,500,000 in cash (the “Transaction”), which amount represented the fair market value as agreed by Allied Tube and JMC Steel.

The Company and its subsidiaries are party to two supply agreements with JMC Steel, each of which was in effect prior to the execution of the APA, pursuant to which JMC Steel supplies certain products to the Company and its subsidiaries.

A copy of the APA is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing summary of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA.

Item 9.01 Financial Statements and Exhibits.

(b)	The first paragraph of Item 2.01 above is incorporated by reference herein.

The unaudited pro forma condensed consolidated balance sheet of the Company as of December 30, 2011, the unaudited pro forma condensed consolidated statement of operations of the Company and its subsidiaries for the three months ended December 30, 2011, the unaudited pro forma consolidated statement of operations for the period from December 23, 2010 to September 30, 2011 (the “Successor Period”), the unaudited pro forma combined statement of operations for the period from September 25, 2010 to December 22, 2010 (the “Predecessor Period”), the unaudited pro forma combined statement of operations for the year ended September 24, 2010 for The Electrical and Metal Products Business of Tyco International Ltd. (the “Predecessor Company”) and the related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet of the Company as of December 30, 2011 gives effect to the Transaction as if it had occurred on December 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the three months ended December 30, 2011, the unaudited pro forma consolidated statement of operations for the Successor Period, the unaudited pro forma combined statement of operations for the Predecessor Period and the unaudited pro forma combined statement of operations for the year ended September 24, 2010 give effect to the Transaction as if it had occurred on September 26, 2009, the beginning of the fiscal year ended September 24, 2010. In order to derive the pro forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities and results of operations of the Plant, which have historically been consolidated by the Company. Pro forma adjustments are described in the notes to the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ. The unaudited pro forma condensed financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated as of the dates indicated or of the results that may be obtained in the future. The Company will account for the sale of the Plant and certain equipment located at the Plant as a discontinued operation for all periods presented beginning with the second quarter of fiscal 2012.

The unaudited pro forma financial information should be read in conjunction with the Company’s previously filed year end and interim financial statements and notes thereto for the Plant that appear elsewhere in this Form 8-K.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 6, 2012, between JMC Steel Group, Inc. and Allied Tube & Conduit Corporation

99.1	Unaudited pro forma condensed financial statements of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Chief Financial Officer

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